UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 20, 2004
Date of Report
(Date of earliest event reported)

DECRANE AIRCRAFT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22371	34-1645569
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2361 Rosecrans Avenue, Suite 180, El Segundo, CA 90245
(Address, including zip code, of principal executive offices)

(310) 725-9123
(Registrant's telephone number, including area code)

Not Applicable
(Former address and telephone number of principal executive offices, if changed since last report)

Item 9. Regulation FD Disclosure.

     As disclosed by the Company in a Current Report on Form 8-K filed June 2, 2004, the Company has entered into non-binding letters of intent with several holders of its 12% Senior Subordinated Notes due September 30, 2008 (the “existing notes”) who collectively hold approximately $65 million of such notes to exchange such existing notes for new 17% Senior Discount Notes. The Company has obtained all required third-party consents and, while there can be no assurances, anticipates the execution of definitive documentation and, subject to satisfaction of customary closing conditions, closing of the transaction (the “Original Exchange”) in the near future.

     In connection with the Original Exchange, the Company is engaged in discussions with certain holders of its 12% Senior Subordinated Notes that are not participating in such exchange. In such discussions, the Company is proposing that such holders exchange their 12% Senior Subordinated Notes for new senior notes that would bear interest at a rate of 2% in cash and 10% in kind. No letters of intent or definitive agreements in respect of such proposal have been executed, and any such transaction would require negotiation and execution of definitive documentation and the consent of the Company’s other lenders including the holders participating in the Original Exchange. As a result, any such transaction may not occur.

     Any new notes that might be issued in such transaction will not be registered under the Securities Act of 1933 or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This announcement does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement on Forward-Looking Information

     This current report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about plans and objectives of management, potential acquisitions and financings and market growth and opportunity. These forward-looking statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. For example, statements about our expectations in connection with industry trends and possible financings are subject to a variety of uncertainties and are subject to change as a result of changes in circumstances that are beyond our control. You should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and we disavow and disclaim an obligation to do so. Important cautionary statements and risk factors that would affect actual results are discussed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including those under the caption entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 29, 2004.

     The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DECRANE AIRCRAFT HOLDINGS, INC.
(Registrant)

Date: July 20, 2004	By:	/s/ Richard J. Kaplan

		Name:	Richard J. Kaplan
		Title:	Senior Vice President, Chief Financial
Officer, Secretary and Treasurer